  Exhibit 99.1

WRAP TECHNOLOGIES ANNOUNCES TOM SMITH AS INTERIM CEO

Marc Thomas to Become Chief Government Affairs Officer

TEMPE, Arizona – October 29, 2020 – Wrap Technologies, Inc. (Nasdaq:WRTC) today announced that its board of directors named Tom Smith, as its Interim CEO, effective October 27, 2020.  Marc Thomas stepped down from the CEO role, and has been appointed to the newly created position of Chief Government Affairs Officer.

"We are very excited for Tom to assume the additional responsibilities of Interim CEO as we continue to execute on our mission,” said Scot Cohen, Executive Chairman of the Board. “Our goal is to have remote restraint become standard for every police officer worldwide. With 27 years of industry experience, Tom energizes the entire organization and knows the industry extremely well.” Cohen continued, “Marc’s background, skills and passion will help drive change within government entities in this new role during these unprecedented times. As a White House Fellow with an exemplary military background and legislative experience, Marc’s ability to work with government leaders will enhance our position with police and security forces adoption of our technology and training which de-escalates conflict."

"Our company takes great pride in serving our stakeholders, communities and people who protect us daily,” said Tom Smith, Interim CEO and President. “Now more than ever, collaboration between communities and law enforcement is needed. The BolaWrap, through our technology and training, fills an important void for law enforcement agencies that de-escalates without using pain compliance tools during the apprehension process. Our time is now, and my top priority is to continue to ramp growth. We are still in the early stages with an enormous opportunity ahead of us. I thank Scot and the rest of the board for the opportunity and privilege to lead this team,” concluded Smith.

CONFERENCE CALL

As announced on October 15, 2020, the Company will host its 3Q earnings call via a live Zoom video webcast for investors and other interested parties beginning at 4:30 p.m. Eastern Time today (Thursday, October 29, 2020). The call will be hosted by Tom Smith, interim CEO, Jim Barnes, CFO, and Paul Manley, VP of Investor Relations.

WEBCAST LINK: https://us02web.zoom.us/webinar/register/WN_4KF5MDTcQDu8TTXUSLjwoA

Participants may access the live webcast by visiting the Company’s Investor Relations page at www.wraptechnologies.com. A webcast replay of the call will be available on the Company’s Investor Relations page within 24 hours of the live call ending.

About Wrap Technologies

Wrap Technologies is an innovator of modern policing solutions. The Company’s BolaWrap 100 product is a patented, hand-held remote restraint device that discharges an eight-foot bola style Kevlar® tether to restrain an individual at a distance from 10 to 25 feet. Developed by award winning inventor Elwood Norris, the Company’s Chief Technology Officer, the small but powerful BolaWrap 100 assists law enforcement in safely and effectively deescalating encounters, especially those involving an individual in crisis. BolaWrap 100 has already been used to safely apprehend suspects without injury in Los Angeles, Sacramento, Fresno, Bell, Albuquerque, Minneapolis, West Palm Beach, Fort Worth, and Oak Ridge. For information on the Company, please visit www.wraptechnologies.com.

Trademark Information

BolaWrap and Wrap are trademarks of WRAP Technologies, Inc. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements - Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to: statements regarding the Company’s overall business; total addressable market; and, expectations regarding future sales and expenses. Words such as “expect”, “anticipate”, “should”, “believe”, “target”, “project”, “goals”, “estimate”, “potential”, “predict”, “may”, “will”, “could”, “intend”, and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to successful implement training programs for the use of its products; the Company’s ability to manufacture and produce product for its customers; the Company’s ability to develop sales for its new product solution; the acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the ability to obtain export licenses for counties outside of the US; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Contact

Investors and Media:
Paul M. Manley
Vice President of Investor Relations
(612) 834-1804
pmanley@wraptechnologies.com